SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2005

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Charter)

California	0-50652	94-3411134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California 95814	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 554-4750

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Placer Sierra Bancshares (the “Company”) approved a discretionary bonus for fiscal year 2004 to David E. Hooston, Chief Financial Officer of the Company, in the amount of $160,000, and a bonus to Randall E. Reynoso, President of the Company, in the amount of $150,000, based on revised performance measures pursuant to the Company’s 2004 Executive Incentive Plan (filed as Exhibit 10.39 to the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-112778), as amended).

On January 19, 2005, the Compensation Committee approved the grant of a nonstatutory stock option to purchase shares of the Company’s common stock to each of Mr. Hooston and Mr. Reynoso, pursuant to the terms and conditions of the Company’s 2002 Stock Option Plan (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-112778), as amended). The stock options have an exercise price of $26.71 per share, vest over four years at the rate of 25% per year and expire on January 19, 2015.

Item 2.02 Results of Operations and Financial Condition

On January 20, 2005, the Company issued an earnings release announcing its financial results for the forth quarter ended December 31, 2004. A copy of the earnings release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	January 20, 2005, press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares

Date: January 24, 2005	By:	/s/ Ronald Bachli
	Name:	Ronald Bachli
	Title:	Chairman and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	January 20, 2005, press release announcing the Company’s financial results for the fourth quarter ended December 31, 2004.